Exhibit 99.3
NEWS

RELEASE
Contact:                Diane Anderson
Corporate Counsel and Secretary
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. ANNOUNCES 2008 ANNUAL MEETING DATE

HOUSTON, TEXAS, May 6, 2008 - Geokinetics Inc. (AMEX: GOK) announced its 2008 Annual Meeting of Stockholders to be held on Tuesday, June 24, 2008, at 2:00 p.m. Central Daylight Time at the Hilton Westchase Hotel located at 9999 Westheimer Rd., Houston, TX  77042.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX